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                                                                  Exhibit 10.6

                                EMPLOYMENT AGREEMENT
                                --------------------

     This Employment Agreement is made as of December 15, 2000 between Spiegel Catalog, Inc., a Delaware corporation ("Spiegel") and Melissa Payner-Gregor, of Oak Brook, Illinois ("Payner").

     Spiegel and Payner hereby agree as follows:

1. EMPLOYMENT
-------------
     Spiegel Catalog agrees to employ Payner in the greater Chicago metropolitan area until the effective date of the termination of the employment period, as hereinafter provided, and Payner agrees to continue such employment. Payner will serve faithfully and to the best of her ability as President and Chief Executive Officer of Spiegel Catalog, reporting to the Board of Directors of Spiegel or its designee. Payner will have managerial responsibility for Spiegel Catalog and its assigned activities. Notwithstanding anything herein to the contrary, there are certain transactions, a list of which has been provided to Payner, that require the approval of the Board of Directors of Spiegel. For purposes of this contract, anywhere herein where a designee of the Board of Directors is permissible, Spiegel hereby so designates the Office of the President of Spiegel, Inc.

2. BEST EFFORTS
---------------
     During the employment period, Payner will devote her best efforts and all her business time and attention to the business of Spiegel and will faithfully perform her duties subject to the direction of the Board of Directors or its designee and generally subject to the employment policies of Spiegel as may be promulgated from time to time,

3. TERM OF EMPLOYMENT
---------------------
     The term of this Employment Agreement shall be a period of three (3) years (Initial Term) commencing December 15, 2000, and terminating December 31, 2003, subject, however, to

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     prior termination as in after provided Section 8 (Termination for Cause)
     below. This Employment Agreement shall be automatically renewed and continue in full force and effect for additional one year terms without limitation, unless either party gives the other party six (6) months' written notice of its or her election to terminate this Employment Agreement at the end of the then current calendar year. If Spiegel elects to terminate this Employment Agreement in accordance with this Paragraph 3, then Spiegel will pay Payner at time of termination an amount equal to Payner's entire compensation and benefit package (including pro-rated Annual and Long Term Incentives) then in effect as provided on Schedule A and Schedule B and Paragraph 6 herein calculated for a period of twenty-four (24) months but shall not exceed Three Million and 00/100 Dollars ($3,000,000.00). No payment under this paragraph shall be due if termination is after Payner's 62nd birthday.

4. COMPENSATION
---------------
     Spiegel shall pay Payner an annual base salary in accordance with Schedule A payable in the manner as is done in the ordinary course of business for upper level executives of Spiegel. The Board of Directors or its designee shall review this base salary annually and shall have the right to increase it at any time during the employment period. An increase in base salary shall be evidenced by the Board of Directors or its designee approving an amended Schedule A to this Employment Agreement, which shall give the amount of the increase in base salary, the new total base salary and the period for which the increase shall be effective.

5. BONUS
--------
     Payner shall be entitled to an annual cash bonus no later than February 28th of each year based upon the performance of Spiegel for the most recently ended calendar year. The bonus will be in accordance with Schedule A. The bonus opportunity shall be determined based upon performance criteria mutually and reasonably developed by Spiegel or its designee and Payner and agreed to by the Board of Directors with the understanding that such criteria will provide a fair and professionally challenging achievement rewarding good performance. The predetermined performance criteria, and any changes mutually agreed upon by Spiegel or its

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     designee and Payner and agreed to by the Board of Directors shall be as set forth in Schedule B, attached to this Agreement.

6. BENEFITS
-----------
     Payner shall be eligible for all medical and dental benefits, disability benefits, long term incentive plans, stock options, profit sharing, savings plans, automobile allowance, paid vacation, paid-up split dollar and whole life insurance policies then in effect, a membership at a country club and other benefits which are or shall be adopted by Spiegel covering its senior executive management staff, provided she meets the qualification requirements for such benefits. Additional benefits may be added during the term of this Agreement by Spiegel.

7. DISABILITY OF PAYNER
-----------------------
     If, during the term of this Employment Agreement, Payner shall become disabled by accident, illness, or otherwise, and such disability shall continue for a period of six (6) successive months following which she is unable to resume her duties hereunder, Spiegel shall have the right to terminate the employment period by giving written notice to Payner of its intention to do so at least thirty (30) days prior to the effective date of such termination, provided, however, Spiegel agrees to pay a lump sum at the time of termination in an amount equal to the fair value of her entire compensation and benefits package in place at that time calculated for a period of six (6) months commencing from the effective date of such termination in lieu of continuing to provide such benefits in periodic amounts. Any dispute as to whether such a disability has occurred shall be resolved by a physician reasonably satisfactory to both parties, whose determination shall be final and binding on both parties.

8. TERMINATION FOR CAUSE
------------------------
     Spiegel may terminate the employment period for cause for the following reasons other than innocent acts: repetitive and offensive public intoxication, a felony conviction, the intentional perpetration of a dishonest act or fraud against Spiegel or an affiliate or subsidiary

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     thereof, which is significantly injurious in a material respect to the financial condition, business or reputation of Spiegel or any of its affiliates or subsidiaries. Spiegel shall have the right to terminate the employment period for any above reason by giving written notice to Payner of its intention to do so and specifying therein the reason and the effective date of termination. In this case a severance payment will be reasonably appropriate to the reason for termination, and this Agreement will have no further effect.

9. OTHER EMPLOYMENT
-------------------
     Payner covenants and agrees that during the employment period, she will not directly or indirectly (except with the written consent of Spiegel) become engaged in, be employed by, render services to or for, or permit her name to be used in connection with any business other than the business of Spiegel and its subsidiaries and affiliates, whether such other business is or is not competitive with that business. After termination of this Agreement, Payner agrees that for a period of one year she will not solicit for engagement or as an employee any person who has been employed by the Company within the preceding twelve months as a senior level executive.

10. TRADE SECRETS
-----------------
     Payner shall not at any time while this Employment Agreement is in force, and for a period of two (2) years after its termination, unless authorized by Spiegel, divulge or disclose to any person or corporation any confidential or proprietary information relating to the business of Spiegel or its subsidiaries and affiliates including, but not in limitation, customer list, supplier lists, prices of products, services or operational processes. A breach of this confidentiality clause will result in no compensation and benefits being paid at the time of termination.

11. TOTAL AGREEMENT
-------------------
     This contract contains the complete agreement concerning the employment arrangement between the parties and, as of the effective date of this agreement, supersedes all other

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     agreements, whether oral or in writing, between the parties.  This agreement may be modified or added to only if evidenced in writing signed by the party to be liable.

12. GENERAL
-----------
     The headings of all the sections are inserted for convenience of reference only and will not affect the construction or interpretation of this agreement.

13. GOVERNING LAW
-----------------
     This agreement shall be governed by the laws of the State of Illinois without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of December 15, 2000.

SPIEGEL CATALOG, INC.

/s/                                      /s/ Melissa Payner-Gregor
---------------------------------        --------------------------------------
Director                                 Melissa Payner-Gregor

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                             EMPLOYMENT AGREEMENT

                                  SCHEDULE A
                                  ----------

This Schedule A is made a part of the Employment Agreement between Spiegel Catalog, Inc. and Melissa Payner-Gregor dated December 15, 2000.

Annual compensation effective December 15, 2000 will be Five Hundred Fifty Thousand Dollars ($550,000.00).

Bonus opportunity for each year of this contract shall be 75% of base salary.

Dated: December 15, 2000

/s/                                      /s/ Melissa Payner-Gregor
---------------------------------        --------------------------------------
Spiegel Catalog, Inc.                    Melissa Payner-Gregor

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                             EMPLOYMENT AGREEMENT

                                  SCHEDULE B
                                  ----------

This Schedule B is made part of the Employment Agreement between Spiegel Catalog and Melissa Payner-Gregor dated December 15, 2000.

Bonus is determined by the Executive Committee and the Board of Directors each year. Historically the criteria has been a pre-tax profit range stating the amount of pre-tax profit that Spiegel has to reach.

For the year 2001, the pre-tax profit range is as follows:

                    50% of Bonus Opportunity:      $19.8 million EBT
                   100% of Bonus Opportunity: $28.3 million EBT 150% of Bonus Opportunity: $36.8 million EBT

Dated: December 15, 2000

/s/                                      /s/ Melissa Payner-Gregor
---------------------------------        --------------------------------------
Spiegel Catalog, Inc.                    Melissa Payner-Gregor